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                                                                    EXHIBIT 21.1


                              LIST OF SUBSIDIARIES

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Wholly-Owned Subsidiary            State of Incorporation
-----------------------            ----------------------
Asia Expert Limited                Hong Kong
Tomwell Limited                    Hong Kong
Viewmon Limited                    Hong Kong
ASL/K Licensing Corp.              Delaware
ASL Retail Outlets, Inc.           Delaware
Kasper A.S.L. Europe Ltd.          Delaware
Kasper Holdings Inc.               Delaware


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